CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated October 27, 2011 on Dreyfus Brazil Equity Fund for the fiscal year ended August 31, 2011 which is incorporated by reference in Post-Effective Amendment No. 36 to the Registration Statement (Form N-1A No. 33-58248 and 811-7502) of Dreyfus International Funds, Inc.

                                                                                                ERNST & YOUNG LLP

New York, New York

December 26, 2011